Exhibit 99.1

FirstSun Capital Bancorp and First Foundation Inc. Announce Receipt of All
Bank Regulatory Approvals to Complete Proposed Merger

DENVER, CO and IRVING, TX, March 12, 2026—(BUSINESS WIRE) FirstSun Capital Bancorp (“FirstSun”) (NASDAQ: FSUN) and First Foundation Inc. (“First Foundation”) (NYSE: FFWM) today jointly announced the receipt of regulatory approval from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to complete the proposed merger of First Foundation with and into FirstSun. The Federal Reserve approval follows recent approvals from the Office of the Comptroller of the Currency and the stockholders of both companies. All necessary bank regulatory approvals to complete the proposed transaction have now been received.

FirstSun and First Foundation expect to close the merger on April 1, 2026, subject to the satisfaction or waiver of the remaining customary closing conditions.

About FirstSun Capital Bancorp

FirstSun Capital Bancorp (NASDAQ: FSUN), headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank and First National 1870. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with depository branches in seven states and mortgage capabilities in 44 states. FirstSun had total consolidated assets of $8.5 billion as of December 31, 2025.

First National 1870 is a division of Sunflower Bank, N.A. To learn more, visit ir.firstsuncb.com or SunflowerBank.com.

About First Foundation Inc.

First Foundation Inc. (NYSE: FFWM) and its subsidiaries offer personal banking, business banking, and private wealth management services, including investment, trust, insurance, and philanthropy services and has offices in California, Nevada, Florida, Texas, and Hawaii. This comprehensive platform of financial services is designed to help clients at any stage in their financial journey. The broad range of financial products and services offered by First Foundation are more consistent with those offered by larger financial institutions, while its high level of personalized service, accessibility, and responsiveness to clients is more aligned with community banks and boutique wealth management firms. This combination of an integrated platform of comprehensive financial products and personalized service differentiates First Foundation from many of its competitors and has contributed to the growth of its client base and business.

Learn more at firstfoundationinc.com or connect with First Foundation on LinkedIn and X.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the expectations of FirstSun and First Foundation with respect to the expected timing of the closing of the proposed merger. Words such as “expect,” “will,” “may,” “anticipate,” “intend,” “opportunity,” “continue,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties, and assumptions, include, among others, the following: the failure of either party to satisfy any of the remaining closing conditions on a timely basis or at all; unexpected delays in completing the proposed merger; the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; the possibility that transaction-related costs, fees, or expenses may be greater than anticipated; the outcome of any legal proceedings that may be instituted against FirstSun or First Foundation; and changes in general economic, market, or financial conditions that could adversely affect the proposed transaction.

Further information regarding additional factors that could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” (in the case of FirstSun), “Forward-Looking Statements” (in the case of First Foundation), and “Risk Factors” in FirstSun’s Annual Reports on Form 10-K for the year ended December 31, 2025 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001709442/000170944226000017/fcb-20251231.htm) and First Foundation’s Annual Reports on Form 10-K for the year ended December 31, 2024 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001413837/000155837025003129/ffwm-20241231x10k.htm), and other documents subsequently filed by FirstSun and First Foundation with the Securities and Exchange Commission (the “SEC”). FirstSun and First Foundation disclaim any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise, except as required by law.

Additional Information About the Merger and Where to Find It

This communication contains statements regarding the proposed transaction between FirstSun and First Foundation. In connection with the proposed transaction, FirstSun filed a registration statement on Form S-4 on December 11, 2025, as amended on January 14, 2026 (and which is available at https://www.sec.gov/Archives/edgar/data/1709442/000155278126000014/e26019_fsun-s4a.htm), to register FirstSun’s shares that will be issued to First Foundation’s stockholders in connection with the merger. The registration statement includes a joint proxy statement of FirstSun and First Foundation and a prospectus of FirstSun, as well as other relevant documents concerning the proposed transaction. The Registration Statement was declared effective by the SEC on January 15, 2026 and FirstSun filed a definitive joint proxy statement/prospectus on January 15, 2026 (and which is available at https://www.sec.gov/Archives/edgar/data/1709442/000155278126000019/e26025_fsun-424b3.htm) and it was first mailed to FirstSun and First Foundation stockholders on January 16, 2026. FirstSun filed a proxy statement/prospectus supplement on February 6, 2026 (and which is available at https://www.sec.gov/Archives/edgar/data/1709442/000155278126000040/e26047_fsun-424b3.htm) and it was first mailed to FirstSun and First Foundation stockholders on February 9, 2026.

INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY SUPPLEMENTS THERETO REGARDING THE MERGER, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING FIRSTSUN, FIRST FOUNDATION, THE TRANSACTION AND RELATED MATTERS.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A free copy of the joint proxy statement/prospectus, as well as other documents filed by FirstSun or First Foundation may be obtained at the SEC’s Internet site at https://www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by (i) FirstSun on its website at https://ir.firstsuncb.com/overview/default.aspx under the Financials tab and then under the SEC Filings option, and (ii) First Foundation on its website at https://investor.ff-inc.com/investor-home/default.aspx under the Financials tab and then under the SEC Filings option.

Contacts

FirstSun Capital Bancorp
Ed Jacques
Director of Investor Relations & Business Development
Investor.Relations@firstsuncb.com

First Foundation Inc.
Jamie Britton
Chief Financial Officer
jbritton@ff-inc.com